EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: ____s/Andrew Prodromos___________ Name: Andrew Prodromos Title: Attorney-in-Fact	Date: _______04/03/2024____
INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD. By: ____s/Andrew Prodromos___________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______04/03/2024____
INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By: ____s/Andrew Prodromos___________
Name: Andrew Prodromos
Title: Authorized Officer

Date: _______04/03/2024____
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By: ____s/Andrew Prodromos___________
Name: Andrew Prodromos
Title: Authorized Officer

Date: _______04/03/2024____
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By: ____s/Andrew Prodromos___________
Name: Andrew Prodromos
Title: Authorized Officer
Date: _______04/03/2024____

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By: ____s/Andrew Prodromos___________
Name: Andrew Prodromos
Title: Authorized Officer

Date: _______04/03/2024____
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By: ____s/Andrew Prodromos___________
Name: Andrew Prodromos
Title: Authorized Officer
Date: _______04/03/2024____